    As filed with the Securities and Exchange Commission on October __, 1997

                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                       UNDER THE SECURITIES ACT OF 1933

                                ---------------

                         YONKERS FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

                    Delaware                                  13-3870836
  (State or other jurisdiction of incorporation            (I.R.S. Employer
                or organization)                          Identification No.)

      6 Executive Plaza, Yonkers, New York                    10701-9858
    (Address of principal executive offices)                  (Zip Code)


                         YONKERS FINANCIAL CORPORATION
                       1996 MANAGEMENT RECOGNITION PLAN
                           (Full title of the plan)

                             Kip A. Weissman, P.C.
                          John S. Pettibone III, Esq.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                                Suite 700 East
                          1100 New York Avenue, N.W.
                          Washington, D.C. 20005-3934
                    (Name and address of agent for service)

                                (202) 414-6100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                      Proposed maximum            Proposed maximum
  Title of securities         Amount to be             offering price                aggregate                Amount of
   to be registered           registered/(1)/            per share                 offering price          registration fee
-----------------------  ----------------------- --------------------------  --------------------------  --------------------
------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par
  value $.01 per share        142,830 shares             $20.32/(2)/              $2,902,305.60/(2)/          $879.50/(2)/
==============================================================================================================================

/(1)/ Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

/(2)/ Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based upon the average of the high and the low price of the Common Stock on the Nasdaq National Market System on October 9, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Yonkers Financial Corporation 1996 Management Recognition Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

        The following documents previously or concurrently filed by Yonkers Financial Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 0-27716) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above; and

(c) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27716) filed with the Commission on February 6, 1996 and all amendments thereto or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Yonkers Financial Corporation, 6 Executive Plaza, Yonkers, New York 10701-9858, telephone number (914) 965-2500.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    Description of Securities.
           -------------------------

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

        Not Applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

        Section ELEVEN of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Section ELEVEN also provides for the authority to purchase insurance with respect thereto.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

        Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

        Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

        Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

        Not Applicable.

Item 8.   Exhibits.
          --------

Regulation S-K                                                                   Reference to Prior Filing or
   Exhibit                                                                          Exhibit Number Attached
    Number                            Document                                              Hereto
--------------   ----------------------------------------------------------      ----------------------------
     4           Instruments Defining the Rights of Security
                 Holders, Including Indentures:
                         Certificate of Incorporation of Yonkers
                            Financial Corporation..........................                    *
                         Bylaws of Yonkers Financial Corporation...........                    *
                         Yonkers Financial Corporation
                         1996 Management Recognition Plan .................          Attached as Exhibit 4
     5           Opinion of Silver, Freedman & Taff, L.L.P.................          Attached as Exhibit 5
    15           Letter on unaudited interim financial
                 information...............................................             Not Applicable
    23           Consents of Experts and Counsel:
                         Consent of KPMG Peat Marwick LLP,
                         certified public accountants......................        Attached as Exhibit 23.1
                         Consent of Silver, Freedman & Taff, L.L.P.........        Attached as Exhibit 23.2
    24           Power of Attorney.........................................       Contained on Signature Page
    26           Invitations for Competitive Bids..........................             Not Applicable
    99           Additional Exhibits.......................................             Not Applicable

--------------------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-81013) filed with the Commission on December 29, 1995 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

Item 9.    Undertakings.
           ------------

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
                                                               ---- ----
                offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                 ---- ----

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yonkers, State of New York, on October 10, 1997.

                                  YONKERS FINANCIAL CORPORATION




                             By:  /s/ Richard F. Komosinski
                                  ----------------------------------------------
                                  Richard F. Komosinski, Director and President (Duly Authorized Representative)

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Komosinski, Joseph D. Roberto and Joseph L. Macchia, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.




/s/ Richard F. Komosinski                        /s/ William G. Bachop
-------------------------------------------      -------------------------------
Richard F. Komosinski, Director and President    William G. Bachop, Director and
(Principal Executive and Operating Officer)      Chairman of the Board

Date: October 10, 1997                           Date: October 10, 1997

/s/ P. Anthony Sarubbi                           /s/ Donald R. Angelilli
-------------------------------------------      -------------------------------
P. Anthony Sarubbi, Vice Chairman of the         Donald R. Angelilli, Director
Board and Director

Date: October 10, 1997                           Date: October 10, 1997


/s/ Charles D. Lohrfink                          /s/ Eben T. Walker
-------------------------------------------      -------------------------------
Charles D. Lohrfink, Director                    Eben T. Walker, Director

Date: October 10, 1997                           Date: October 10, 1997


/s/ Michael J. Martin                            /s/ Joseph D. Roberto
-------------------------------------------      -------------------------------
Michael J. Martin, Director                      Joseph D. Roberto, Vice
                                                 President and Treasurer
                                                 (Principal Financial and
                                                 Accounting Officer)

Date: October 10, 1997                           Date: October 10, 1997

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                 -------------



                                   EXHIBITS


                                      TO


                                   FORM S-8


                            REGISTRATION STATEMENT


                                     UNDER


                          THE SECURITIES ACT OF 1933



                                 -------------

                         YONKERS FINANCIAL CORPORATION


================================================================================

                                 EXHIBIT INDEX

                                                                            Reference to Prior Filing or
                                                                            Page Number in Sequentially
Exhibit                                                                         Numbered Registration
 Number                                                                                 Statement
-------                                                                     ----------------------------
   4       Instruments Defining the Rights of Security Holders,
           Including Indentures:

                Certificate of Incorporation of Yonkers Financial
                Corporation                                                              *

                Bylaws of Yonkers Financial Corporation                                  *

                Yonkers Financial Corporation
                1996 Management Recognition Plan                                     Exhibit 4

   5       Opinion of Silver, Freedman & Taff, L.L.P.                                Exhibit 5

  23.1     Consent of KPMG Peat Marwick LLP                                        Exhibit 23.1

  23.2     Consent of Silver, Freedman & Taff, L.L.P.                              Exhibit 23.2

  24       Power of Attorney                                                Contained on signature page.

----------------------
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-81013) filed with the Commission on December 29, 1995 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.